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                                                                Exhibit 10.10(b)

                            MILLENNIUM CHEMICALS INC.

                                  Amendment To

                     MILLENNIUM PETROCHEMICALS GRANDFATHERED
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                  (the "Plan")


         The Plan shall be, and it hereby is, amended effective June 1, 2002 as follows:

1.       Section 11.3 Change in Control

         Amend clause (iv) of Section 11.3 to read in its entirety as follows:

         "(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or the closing of the sale or disposition by the Company of all or substantially all of the Company's assets other than the sale or disposition of all or substantially all of the assets of the Company to one or more Subsidiaries (as defined below) of the Company or to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale or disposition; provided, however, (y) the sale or disposition of all or any part of the Company's interests in Equistar Chemicals LLP ("Equistar") (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall not be deemed to constitute a Change in Control, and (z) if the Company sells or disposes of all or any part of the Company's interests in Equistar indirectly (either through the sale or other disposition of any entity that owns, directly or indirectly, all or any part of the Company's interests in Equistar, or otherwise), then the sale or disposition of the Company's interests in Equistar (and all subsequent sales and dispositions of any securities or assets received as proceeds thereof, or as proceeds of proceeds) shall be ignored and disregarded in determining whether any such Change in Control has occurred. By way of illustration, if an indirect subsidiary of the Company that owns the Company's interests in Equistar together with certain other assets is sold, then, in determining whether a Change in Control has occurred, all relevant determinations shall be made pursuant to the assumption that (y) such subsidiary owns only such other assets, and (z) neither such subsidiary nor the Company owns, either directly or indirectly, the interests in Equistar. "Subsidiary" shall have the meaning set forth in Section 424 of the Internal Revenue Code and the term shall also include any partnership, limited liability company or other business entity if the Company owns directly or indirectly, securities or other ownership interests representing at least fifty percent (50%) of the ordinary voting power or equity or capital interests of such entity."